Exhibit 23.2

To the Board of Directors and Stockholders of

Smartmetric, Inc.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in this Registration Statement of Smartmetric, Inc. on Form S-1 of our report dated September 30, 2019 with respect to our audit of the financial statements of Smartmetric, Inc. as of June 30, 2019 and for the year ended June 30, 2019, which appears in the Prospectus, which is part of this the Registration Statement. We also consent to the reference to our Firm under the heading “Experts” in such the Registration Statement.

Prager Metis CPAs, LLC

Basking Ridge, New Jersey

August 5, 2020